Exhibit 10.2

CANCELLATION AND SATISFACTION OF DEBENTURE

DATE: OCTOBER 28, 2021

LENDER: BERIQUE LABS, LLC

BORROWER: BESPOKE EXTRACTS, INC.

ORIGINAL PRINCIPAL AMOUNT: $400,000

WHEREAS, Berique Labs, LLC, a Florida limited liability company (the “Lender”) is the holder of a Convertible Debenture, issued by Bespoke Extracts, Inc., a Nevada corporation (the “Borrower”) with an original issue date of December 24, 2019, as amended by Amendment No. 1 thereto, dated May 28, 2020, Amendment No. 2 thereto, dated August 21, 2020, Amendment No. 3 thereto, dated December 10, 2020, Amendment No. 4 thereto, dated January 15, 2021, Amendment No. 5 thereto, dated April 2, 2021, and Amendment No. 6 thereto, dated August 2, 2021) (as amended, the “Debenture”) with an original principal amount of $400,000;

WHEREAS, on October 28, 2021, Infinity Management, LLC, a Delaware limited liability Borrower (“ICAP”) entered into that certain stock purchase agreement in connection with purchasing a controlling interest in Borrower; and

WHEREAS, as part of ICAP’s purchase of the controlling interest in Borrower, the Borrower and Lender have agreed to cancel the Debenture pursuant to the terms set forth herein.

NOW THEREFORE, in exchange for the (1) the transfer of ownership of the internet domain names listed on Schedule A hereto, and (2) the inventory earnout agreement detailed on Schedule B hereto, AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Lender does hereby cancel and acknowledge satisfaction of the Debenture in full and further, does hereby release, acquit and forever discharge both the Borrower and ICAP, as well as their successors assigns, officers, directors, executors, and administrators from any and all claims, demands damages, actions, causes of action, or suits of any kind or nature whatsoever, both known and unknown, which they may now or hereafter have on account of, or in any way arising out, or being connected with the Debenture.

The parties hereto agree that simultaneous with the execution of this Agreement, Lender shall deliver the original Debenture to the Borrower, marked as cancelled, null and void.

Berique Labs, LLC

By:	/s/ Boris Mitchell
Name:	Boris Mitchell
Title:	Managing Member

Date:	October 28, 2021

Acknowledged and Agreed

Bespoke Extracts, Inc.

By:	/s/ Danil Pollack
Name:	Danil Pollack
Title:	Chief Executive Officer

Date:	October 28, 2021

Schedule A

DOMAIN NAMES

Please see attached.

Schedule B

INVENTORY EARNOUT AGREEMENT

The Borrower and Lender agree that beginning December 1, 2021, and on a monthly basis through August 31, 2022, the Borrower will remit 40% of the operating profit generated from sale of the existing CBD inventory of the Borrower (as determined in good faith by the Borrower) to the Lender (the “Inventory Earn Out”). The Borrower and Lender further agree that on August 31, 2022, the Borrower shall make a final payment equal to an amount of $75,000 minus the total of the monthly payments made according to the Inventory Earn Out.